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                                                                    EXHIBIT 14.1

PRICEWATERHOUSECOOPERS

                              KESSELMAN & KESSELMAN
                                 TRADE TOWER, 25
                                 HAMERED STREET
                             TEL AVIV 68125, ISRAEL
                              TEL: +-972-3-7954555
                              FAX: +-972-3-7954556

June 27, 2004

The Board of Directors
Delta Galil Industries Ltd.


We consent to the use in the Annual Report on Form 20-F of Delta Galil Industries Ltd. filed with the United States Securities and Exchange Commission, of our report dated June 27, 2005 on the consolidated balance sheets of Delta Galil Industries Ltd. and its subsidiaries as at December 31, 2004 and the consolidated statements of income, retained earnings and changes in financial position for the years ended December 31, 2004, 2003 and 2002 and to the incorporation by reference of such report into the Registration Statements on Form S-8 of Delta Galil Industries Ltd. (Registration Nos. 333-12608, 333-13716 and 333-102247).

/s/ Kesselman & Kesselman

Kesselman & Kesselman